Press Release	Source: Integrated Environmental Technologies, Ltd.

Integrated Environmental Technologies Enters the National Water Treatment Arena

Tuesday January 24, 9:00 am ET

Integrated Environmental Technologies Signs Two Year EcaFlo(TM) Supply Agreement with Layne Christensen Company - Leading Water Services Company

LITTLE RIVER, S.C.--(BUSINESS WIRE)--Jan. 24, 2006--Integrated Environmental Technologies, Ltd. (OTCBB: IEVM - News) announced today that it's wholly owned subsidiary, I.E.T., Inc., has entered into a two year supply agreement for its proprietary EcaFlo(TM) devices with Layne Christensen Company (NASDAQ: LAYN - News), one of the world's leading water services providers. Under the terms of the agreement, IET plans to deliver its first EcaFlo(TM) equipment in the first quarter of 2006. EcaFlo(TM) equipment is integrated into water systems in order to control bacteria, viruses, fungi, and other microorganisms by using the process known as electro-chemical activation ("ECA").

EcaFlo(TM) equipment produces two types of environmentally-responsible, cost effective "ECA" solutions: Anolyte, a broad-spectrum, non-hazardous, neutral pH, "natural" germicidal agent used to kill all types of bacteria, fungi and microorganisms, and Catholyte, an anti-oxidizing, "green," solution used as a degreaser or detergent.

Prior to entering into the Layne Christensen agreement, IET's primary market focus has been the petroleum services industry which uses EcaFlo(TM) equipment to produce environmentally-responsible biocidal solutions which successfully manage bacteria down-hole and in "frac" water without the use of hazardous chemicals.

John Williams, who heads up Layne Christensen's Water Resource Division's Membrane Technology effort said, "Layne and IET, together, recognize the growing importance of cost effective, environmentally-responsible methods for controlling unwanted microorganisms in the water systems we design, build and maintain for our clients."

William Prince, President and CEO of Integrated Environmental Technologies said, "Building a relationship with Layne Christensen, a leading provider of groundwater services including systems designs for potable water, waste water treatment and industrial water processes, will allow us to provide customers with the next generation of safe, cost effective, environmentally-responsible water treatment solutions. We look forward to building upon our relationship with the Water Resources Division in Layne, as well as exploring applications with Layne's Mineral Exploration and Energy Services Divisions." Prince added, "IET is pleased to be a part of Layne Christensen Company's supply team."

About Layne Christensen Company's Water Resources Division:

The Water Resources Division of Layne Christensen Company provides a full line of water-related services and products including hydrological studies, site selection, well design, drilling and well development, pump installation, and repair and maintenance. The Division's offerings include the design and construction of water treatment facilities and the manufacture and sale of products to treat volatile organics and other contaminants such as nitrates, iron, manganese, arsenic, radium and radon in groundwater. Layne Christensen believes its water resources division is the market leader in the water well drilling industry and it provides a full line of water-related services and products. Water resources is Layne Christensen's largest business segment.

Forward-Looking Statements: The statements in this press release regarding the supply agreement with Layne Christensen, future opportunities and any other effect, result or aspect of the agreement and any other statements, which are not historical facts, are forward-looking statements. Such statements involve risks and uncertainties, including, but not limited to, costs and difficulties related to the integration of the EcaFlo(TM) units into Layne Christensen systems, actual revenues to be derived as a result of the agreement, applicability of IEVM's technology, costs, delays, and any other difficulties related to IEVM's business plan, risks and effects of legal and administrative proceedings and governmental regulation, future financial and operational results, IEVM's continuing relationship with its licensor and other partners, competition, general economic conditions, and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. IEVM undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

For more information on the IET's products, please visit: www.ietusa.net

For more information on IEVM's Investor Relations, please visit: www.ietltd.net

Contact:

Integrated Environmental Technologies, Ltd.

William E. Prince, 843-390-2500

Fax: 843-390-3900

president@ietltd.net

Source: Integrated Environmental Technologies, Ltd.